EXHIBIT 10.5
EXECUTIVE RETIREMENT AGREEMENT
AND
GENERAL RELEASE

This EXECUTIVE RETIREMENT AGREEMENT AND GENERAL RELEASE (“Agreement”) effective as of December 6, 2010, amended February 25, 2011 between Tri-Valley Corporation, a Delaware corporation (“Tri-Valley”) and Joseph R. Kandle (“Executive”), on the other hand, with Tri-Valley and Executive collectively hereinafter referred to as the (“Parties”) in recognition of the following facts:

R E C I T A L S:

WHEREAS, Executive is presently the Senior Vice President, Corporate Development, of Tri-Valley.

WHEREAS, Executive desires, effective on or before April 1, 2011, to retire from Tri-Valley and to resign from all Tri-Valley positions (“Separation Date”).

WHEREAS, the Parties hereto desire to enter into this Agreement in order to memorialize: (i) the resignation as of the Separation Date by Executive of all Tri-Valley Positions and (ii) certain other agreements between Tri-Valley and Executive as set forth in this Agreement.

NOW, THEREFORE, in consideration of the agreements, covenants, representations, and warranties contained in this Agreement, the Parties agree as follows:

ARTICLE 1 – DEFINITIONS

1.1           Definitions. The following terms, as used herein, shall have the following meanings:

“Agreement” shall mean this Executive Retirement Agreement and General Release between the Parties.

“Effective Date” shall have the meaning set forth in Section 8.1(f) to this Agreement.

“Executive” shall have the meaning set forth in the preamble to this Agreement.

“Parties” shall have the meaning set forth in the preamble to this Agreement.

“Released Claims” shall have the meaning set forth in Section 5.1 to this Agreement.

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JOSEPH R. KANDLE
FEBRUARY 25, 2011

“Separation Date” shall mean the close of business on or before April 1, 2011.

“Severance Payment” shall have the meaning set forth in Section 3.1 to this Agreement.

“Surrendered Options” shall have the meaning set forth in Section 4.1 to this Agreement.

“Tri-Valley” shall have the meaning set forth in the preamble to this Agreement.

“Tri-Valley Entities” shall have the meaning set forth in the fourth recital to this Agreement.

“Tri-Valley Positions” shall have the meaning set forth in the third recital to this Agreement.

“Tri-Valley Releasees” shall have the meaning set forth in Section 5.1 to this Agreement.

“Warrant” shall have the meaning set forth in Section 4.2 to this Agreement.

ARTICLE 2 – EMPLOYMENT AGREEMENT AND
RESIGNATION

2.1           Tri-Valley Positions. As of the Separation Date, Executive shall have resigned from all Tri-Valley Positions.

ARTICLE 3 – ACCRUED SALARY AND
SETTLEMENT PAYMENT

3.1           Severance Payment.  In consideration for this Agreement:

3.1.1.           Tri-Valley shall pay Executive severance compensation in the gross amount of One Hundred Five Thousand Three Hundred Fifty Dollars ($105,350.00). This amount will be paid pro rata in semi-monthly installments, less applicable withholdings, beginning on April 15, 2011, and each pay period thereafter until the September 30, 2011, payroll cycle. The foregoing semi-monthly installments shall collectively be hereinafter referred to as the “Severance Payment.” The foregoing Severance Payment will be subject to withholding as specified in Section 3.2 of this Agreement. Executive acknowledges that the Company has no preexisting duty to pay Executive any Severance Payment and is doing so solely as consideration for this Agreement;

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JOSEPH R. KANDLE
FEBRUARY 25, 2011

3.1.2           Tri-Valley will grant to Executive Thirty Thousand (30,000) shares of Tri-Valley Corporation common stock;

3.1.3           Tri-Valley will transfer to Executive title to the Mercury Grand Marquis vehicle currently used by Executive.  The vehicle shall be transferred “as is” with no warranties or representations as to condition, and Executive will be responsible for all DMV, smog, or other fees applicable to the transfer, including any personal tax implications;

3.1.4           Tri-Valley will pay Executive the gross amount of Twenty-Five Thousand Dollars ($25,000.00) in a lump sum as compensation intended to reflect the depreciated value of the Mercury Grand Marquis vehicle referenced in Section 3.1.3 of this Agreement.

3.2           Withholding. Tri-Valley shall withhold from the Settlement Payment and the payment reflected in Section 3.1.4 such amounts as Tri-Valley is legally obligated, or permitted by the Executive, to withhold for applicable taxes and deductions.

3.3           Vacation Accrual.  Executive agrees that his current accrued and unused vacation as of April 1, 2011 is 80 days.  Executive acknowledges that he will be ineligible for vacation accrual during the period of semi-monthly installment payments as specified in section 3.1.1 of this Agreement.

3.4           All Compensation Paid. Executive acknowledges that as of April 1, 2011, Executive had been paid all wages, compensation, benefits (including all earned and unused adjusted accrued vacation as of April 1, 2011), and business expenses relating to Executive’s employment with the Tri-Valley or Tri-Valley Entities through April 1, 2011.

3.5           Life Insurance. With respect to a life insurance policy that Tri-Valley maintains as key man insurance with respect to Executive, Tri-Valley will continue to pay all applicable premiums on behalf of Executive through his final date of employment with the Corporation, and cause the policy to be assigned to Executive thereafter.

ARTICLE 4 – SURRENDER OF OPTIONS AND
ISSUANCE OF WARRANT

4.1           Surrendered Options. As of the Separation Date, Executive hereby surrenders to Tri-Valley any and all outstanding options (“Surrendered Options”) that Executive may have been granted or awarded at any time from Tri-Valley. Executive hereby acknowledges and agrees that Executive will: (i) have no rights to or interest in the Surrendered Options effective as of the Separation Date, and (ii) no longer participate in any stock option plan maintained by a Tri-Valley Entity.

4.2           Warrants. Tri-Valley agrees to grant to Executive  warrants (“the Warrants”) substantially in the form attached hereto as Exhibit A to purchase Four

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JOSEPH R. KANDLE
FEBRUARY 25, 2011

Hundred Thirty-Five Thousand (435,000) Tri-Valley Common Shares at a purchase price of the closing price for Tri-Valley Common Stock on the New York Stock Exchange/American Stock Exchange on the Effective Date of this Agreement  as set forth in the Wall Street Journal for the closing price for Tri-Valley Common Stock as of the date this Agreement is executed.  The Warrants shall be exercisable in whole or in part at any time and from time to time during a period of three (3) years from the date of grant.

ARTICLE 5 – RELEASE

5.1           Release. Except for the obligations set forth in this Agreement and in consideration of the Settlement Payment, Executive fully, finally, and forever releases, waives and discharges the Tri-Valley Entities and all of their predecessors, successors, partners, subsidiaries, parents, benefit plans, stock plans, trusts, and all of their affiliated and/or related entities and all of their past and present directors, officers, shareholders, supervisors, executive officers, representatives, attorneys, and agents (collectively referred to as the “Tri-Valley Releasees”) from any and all controversies, complaints, demands, promises, obligations, proceedings, damages, liabilities, rights, and claims/causes of action of every kind and nature whatsoever, including any from the forfeiture of his rights under the Employment Agreement, whether known or unknown, which Executive may have had or had or claims to have or have had against any or all of the Tri-Valley Releasees which are based upon any acts, omission, occurrence, or event from the beginning of time to and including the Separation Date (collectively referred to as the “Released Claims”).

5.2           Released Claims. Without limitation, the Released Claims include any claims for (1) any injury, damage, loss, compensation, or expense arising out of or relating to Executive’s employment with and termination from a Tri-Valley Entity, and/or (2) any injury, damage, loss, compensation, or expense arising under federal, state, and/or local laws, from all claims and causes of action by reason of any injuries and/or damages or losses, known or unknown, foreseen or unforeseen, patent or latent which Executive has sustained or which may be sustained as a result of any facts and circumstances arising out of or in any way related to Employee's employment by the Company, and to any other disputes, claims, disagreements, or controversies between Executive and the Company up to and including the date this Agreement is signed.  Executive's release includes, but is not limited to, any contract benefits, claims for quantum merit, claims for wages, bonuses, employment benefits, moving expenses, stock options, or damages of any kind whatsoever, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of unlawful discharge, torts and related damages (including, but not limited to emotional distress, loss of consortium, and defamation) any legal restriction on the Company's right to terminate Executive 's employment and/or services, or any federal, state or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, age discrimination claims under State law or the federal Age Discrimination in Employment Act of 1967 (29 U.S.C. §621, et seq.), the Older Worker’s Benefit Protection Act, California’s Fair Employment and Housing Act, the Americans with Disabilities Act, Family Medical Leave Act, Fair Labor Standards Act, National Labor Relations Act, Employee Retirement Income Security Act (“ERISA”), California Labor Code, California Business & Professions Code, California Civil Code, California Wage Orders

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JOSEPH R. KANDLE
FEBRUARY 25, 2011

 promulgated by the Industrial Welfare Commission, and the common law, or any other legal limitation on contractual or employment relationships.

5.3           Waiver. Executive acknowledges that he is familiar with and understands the provision of Section 1542 of the California Civil Code specified below:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Being aware and fully advised of the above California Civil Code Section, Executive expressly waives and relinquishes any rights or benefits that Executive may have thereunder, as well as any other state or federal statutes or common law principles of similar effect.

ARTICLE 6 – CERTAIN COVENANTS AND
AGREEMENTS

6.1           Confidential Terms. Executive agrees that the terms of this Agreement, including any payment thereunder, are confidential and shall not be disclosed to any person or party except Executive’s spouse, attorneys, and to accountants and/or tax preparers for the purpose of preparing income tax returns or except to the extent that such disclosure is compelled by valid legal process. Executive shall obtain the agreement of any person to whom information concerning this Agreement is disclosed to keep such information confidential pursuant to the terms set forth in this Section. Executive shall otherwise only be entitled to state to any other person or party with respect to any dispute that Executive may have had with the Tri-Valley Releasees that he has "resolved" any such dispute.

6.2.           No Disparagement.  Executive shall not directly or indirectly disparage the Tri-Valley Entities and/or any of the Tri-Valley Entities’ Releasees, whether orally, in writing, through the internet, or otherwise.  Nothing in this Agreement is intended to restrict Executive from providing truthful information in response to mandatory inquiries from a government agency or valid legal process.

6.3           Confidential Information; Trade Secrets. Without the prior and written consent of Tri-Valley, Executive shall not take, disclose, or use the trade secrets or confidential information of a Tri-Valley Entity. Executive further promises and agrees not to engage in competition with any Tri-Valley Entity while making use of trade secrets or confidential information of any Tri-Valley Entity. Executive acknowledges and agrees that the terms “trade secrets” and “confidential information” include information concerning any (i) documents, computer discs, and programs, (ii) discoveries, (iii) improvements, (iv) methods, (v) technology, (vi) marketing and business plans, (vii) environmental plans, (viii) exploration, exploitation, mining, production, estimates of reserves or resources, drilling, sampling, assays, logging, testing, completion, workover

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JOSEPH R. KANDLE
FEBRUARY 25, 2011

 or recompletion information, (ix) minerals or oil and gas exploration leads and prospects, (x) current, planned or expired mineral claims, mining claims, and oil and gas leases (xi) plant design, location, or operation, (xii) and business and financial information, relating to a Tri-Valley Entity. Executive represents and warrants that he has returned to Tri-Valley all property of a Tri-Valley Entity in his possession, including, but not limited to, keys, cell phone, automobile, equipment, files, reports, documents, programs, or other written or graphic materials relating to the business of a Tri-Valley Entity. Confidential information does not include information which becomes generally known in the public through no action of Executive or after the date of this Agreement is independently developed without the use of confidential information.

6.4           Non-Solicitation of Employees.  Executive agrees that for a period of twenty-four (24) months following the Separation Date, Executive will not, on his own behalf or on behalf of any other person or entity, solicit or recruit any Employee of Company or encourage any person to leave his/her employment with Company.

6.5.           Acknowledgement Regarding Certain Facts. Executive acknowledges that he has not sustained any work-related injuries or illnesses besides those that are subject to pending workers’ compensation claims, if any.

6.6           No Other Severance Benefits; Full Satisfaction. Executive acknowledges and agrees that the Settlement Payment and the Warrant provided in this Agreement are: (i) in lieu of any other severance benefits for which Executive may be eligible under any other agreement and/or any other severance plan or practice of a Tri-Valley Entity, and (ii) are made in full and final settlement and satisfaction of any and all claims that Executive may have against a Tri-Valley Entity or a Tri-Valley Releasee. Executive acknowledges that, absent this Agreement, Executive is not entitled to the Settlement Payment under Article 3 of this Agreement or the Warrant under Article 4 of this Agreement.

6.7           Employment Reference.  All requests for employment references or information related to Executive’s employment shall be directed to Ms. Daneva Cofield. No other employee of the Company is authorized to give an employment reference for Employee.  Ms. Daneva Cofield will inform the potential employer that the Executive’s separation of employment was voluntary and will provide the Executive’s dates of employment and last position held.

6.8           Certain Rights Not Affected. Nothing in this Agreement shall affect (1) Executive’s right to file claims for workers’ compensation or unemployment insurance benefits, (2) applicable state or federal law that creates rights that may not be waived, (3) Executive’s vested retirement or pension benefits, if any, and (4) any of Executive’s rights under COBRA.

6.9           Indemnification Agreement Not Affected. Nothing in this Agreement is intended or should be construed to contradict, modify, or alter any statutory obligation of Company to indemnify Executive for acts arising out of his employment per California Labor Code section §2802.

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JOSEPH R. KANDLE
FEBRUARY 25, 2011

6.10           No Actions. Executive warrants and represents that he has not filed any actions, suits, complaints, arbitrations, charges, claims, or any other proceedings against any of the Tri-Valley Releasees. If any lawsuit, administrative charge, or other proceeding is commenced that involves a Released Claim in a court, arbitration, government agency, or other forum, Executive waives and agrees not to accept any award of money or other damages as a result of such charge, lawsuit, or proceeding.

6.11           Cooperation. Executive agrees to fully and faithfully cooperate and assist Tri-Valley Entities in connection with any actions, prosecutions, or any other legal proceedings in which Tri-Valley Entities may require Executive’s cooperation up to a maximum of ten (10) days. Should Executive’s cooperation be required in excess of ten (10) days, additional consideration above that described in this Agreement will be required and shall be negotiated between the parties. Executive’s full assistance and cooperation with Tri-Valley Entities shall include, by way of example and without limitation, making himself available for interview by Tri-Valley Entities, reviewing, and analyzing documents from Tri-Valley Entities, providing declarations, affidavits, or sworn statements at the request of a Tri-Valley Entity, testifying for Tri-Valley Entities in deposition, trial, or other proceedings in matters at the request of a Tri-Valley Entity

6.12           No Reliance. Executive represents and warrants that in executing this Agreement, Executive does not rely and has not relied upon any representation or statement not set forth herein made by any of the Tri-Valley Releasees or by any of the Tri-Valley Releasees’ agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise.

6.13           Defend, Indemnify, Hold Harmless. In addition to all of its statutory obligations and as further described in Section 6.9 above, Tri-Valley hereby expressly agrees to defend, indemnify and hold Executive harmless from any and all claims, causes of action, damage, liability, injury, loss and/or expense brought by any third party as a result of any facts and/or circumstances arising out of or in any way related to Executive’s employment with Tri-Valley.

ARTICLE 7 – CERTAIN MISCELLANEOUS TERMS

7.1           Compromise. The Parties acknowledge that this Agreement is made as a compromise of any claims; that Tri-Valley and Tri-Valley Entities specifically deny liability for any such claims; and that no act with respect to this Agreement, including the giving of consideration for the Agreement shall be construed as an admission of liability or responsibility to any person, or that any of the Tri-Valley Releasees engaged in any form of wrongdoing or violated any legal obligation owed to Executive. Neither this Agreement nor anything contained herein shall be admissible in any proceeding as evidence of or an admission by Tri-Valley, Tri-Valley Entities, or Tri-Valley Releasees of any violation of any law or regulation or of any liability whatsoever. Notwithstanding the foregoing, this Agreement may be introduced into a proceeding solely for the purpose of enforcing this Agreement.

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JOSEPH R. KANDLE
FEBRUARY 25, 2011

7.2           Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Each of the parties hereto (a) agrees that any action arising out of or relating to this Agreement shall be brought solely in the State of California, (b) submits to the jurisdiction of the United States District Court for the Central District of California and of the Kern County Superior Court, and (c) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

7.3           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.4           Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.5           Notices. All notices, requests, waivers, and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other parties; (b) when sent by facsimile if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other parties; or (d) the next business day after deposit with a national overnight delivery service, delivery fees prepaid, addressed to the other parties with next business day, delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. All notices, requests, waivers and other communications made pursuant to this Agreement shall be addressed as follows:

If to Tri-Valley:

Tri-Valley Corporation
Attn: Chief Financial Officer
4550 California Avenue
Suite 600
Bakersfield, CA 93309

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JOSEPH R. KANDLE
FEBRUARY 25, 2011

If to Executive:

Joseph R. Kandle
7900 Las Cruces Avenue
Bakersfield CA 93309

A Party may change or supplement their addresses, or designate additional addresses, for purposes of this Section 7.5 by giving the other Party written notice of the new address in the manner set forth above.

7.6           Amendments and Waivers. This Agreement may not be modified except in writing signed by all Parties. No provision of this Agreement may be waived unless in writing signed by all the parties. No course of dealing or delay on the part of a Party in exercising any right shall operate as waiver thereof or otherwise prejudice the rights of a Party, and no consent or waiver shall extend beyond the particular case and purpose involved.

7.7           Expenses. Each party shall pay its own costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Warrant, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

7.8           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.9           Construction. For purposes of this Agreement, whenever the context requires, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

7.10           Entire Agreement; Conflicts Between Documents. This Agreement and the Warrant constitute the entire agreement among the parties with respect to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. In case of a conflict between this Agreement, on the one hand, and the Warrant, on the other hand, this Agreement will govern.

7.11           Acknowledgment. Each Party to this Agreement acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement.

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JOSEPH R. KANDLE
FEBRUARY 25, 2011

7.12           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An executed copy of this Agreement may be delivered by facsimile or electronic means.

ARTICLE 8 – OLDER WORKERS’ BENEFIT PROTECTION ACT OF 1990

8.1           OWBPA of 1990. In accordance with the Older Workers’ Benefit Protection Act of 1990, Executive is aware of the following:

a.
Executive specifically intends knowingly and voluntarily that the Released Claims shall include the federal Age Discrimination in Employment Act of 1967, as amended by the Older Workers’ Benefit Protection Act of 1990 (“ADEA”), except that Executive is not waiving any claim under the ADEA that may arise after the date that Executive signs this Agreement.

b.
Neither Section 6.1 (Confidential Terms) nor any other provision in this Agreement shall restrict Executive bringing any proceeding to challenge Executive’s release and waiver of any ADEA claims in this Agreement; in any such circumstance, the Tri-Valley Releasees may recover costs and attorneys’ fees specifically authorized by federal law.

c.
Executive agrees that the promises in this Agreement by Tri-Valley and Tri-Valley Entities represent obligations by Tri-Valley and Tri-Valley Entities that are in addition to anything of value to which Executive otherwise is entitled from Tri-Valley or Tri-Valley Entities and that, absent entering into this Agreement, Executive is not entitled to receive the Settlement Payment specified in Article 3 of this Agreement or the Warrant specified in Article 4 of this Agreement.

d.
Executive is hereby advised to consult with an attorney prior to signing this Agreement because Executive is giving up significant legal rights. Executive acknowledges that he has been so advised and has in fact consulted with an attorney of his choosing prior to executing this Agreement.

e.
Executive has twenty-one (21) days from the date this Agreement is provided to him to consider whether to accept the terms of this Agreement. If Executive has not signed and returned the Agreement to Tri-Valley on or before the twenty-first day following Executive’s receipt of this Agreement, this offer shall be null and void. If Executive chooses to sign and return this Agreement sooner than twenty-one days, Executive’s signature below shall be deemed a waiver of the balance of the consideration period.

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JOSEPH R. KANDLE
FEBRUARY 25, 2011

f.
Executive may revoke this Agreement as provided in Section 8.2 below. If Executive does so, the entire Agreement becomes invalid. If Executive does not revoke this Agreement, this Agreement becomes effective on the eighth day (“Effective Date”) after Executive signs this Agreement. Following Executive’s execution of this Agreement, Executive agrees to return this Agreement to Tri-Valley Corporation, Attn: John E. Durbin, Chief Financial Officer, 4550 California Avenue, Suite 600, Bakersfield, CA 93309.

g.	Executive understands the terms and consequences of this Agreement and of the release it contains.

h.	Executive is fully aware of the legal and binding effect of this Agreement.

8.2.           Revocation. This Agreement may be revoked by Executive providing written notice of revocation to Tri-Valley Corporation, Attn: John E. Durbin, Chief Financial Officer, 4550 California Avenue, Suite 600, Bakersfield, CA 93309. Any revocation must be in writing and delivered by the close of business on the seventh (7th) day from the date that Executive signs this Agreement. This Agreement shall not be effective until the seven-day revocation period set forth in this Section 8.2 has expired.

[Signature Page Follows]

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JOSEPH R. KANDLE
FEBRUARY 25, 2011

IN WITNESS WHEREOF, this Executive Retirement Agreement and General Release is entered into as of the date indicated below.

DATED: February ___, 2011	EXECUTIVE

_________________________
Joseph R. Kandle

DATED: February ___, 2011	TRI-VALLEY CORPORATION
a Delaware corporation

_________________________
Maston N. Cunningham
President and Chief Executive Officer

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JOSEPH R. KANDLE
FEBRUARY 25, 2011

EXHIBIT A
TO
EXECUTIVE RETIREMENT AGREEMENT
AND
GENERAL RELEASE

FORM OF WARRANT

TRI-VALLEY CORPORATION - 002

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND SAID STATE SECURITIES LAWS OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND SAID STATE SECURITIES LAWS.

TRI-VALLEY CORPORATION

WARRANT TO PURCHASE COMMON STOCK

Tri-Valley Corporation, a Delaware corporation (“Company”), certifies that Joseph R. Kandle (“Holder”) is entitled to purchase from the Company, at any time during the period set forth in Section 2.1 hereof, all or any portion of the Warrant Shares (as hereafter defined) for a price per Warrant Share equal to the Purchase Price (as hereafter defined).

This Warrant and the Warrant Shares issuable upon exercise of this Warrant are subject to the terms and conditions hereinafter set forth:

1.           Definitions.  As used in this Warrant, the following terms shall mean:

1.1           “Common Stock” - The Company’s Common Stock.

1.2           “Issuance Date” – November 22, 2010, the effective date of the original issuance of this Warrant.

1.3           “Purchase Price” - An amount equal to 234,900.00 Dollars ($0.54) for each share of the Company’s Common Stock.

1.4           “Subscription Form” - The form attached to this Warrant as Exhibit 1.

1.5           “Warrant” - This Warrant or any warrant delivered in substitution or exchange therefor as provided herein.

1.6           “Warrant Shares” - FOUR HUNDRED THIRTY-FIVE THOUSAND (435,000) shares of the Company’s Common Stock.

TRI-VALLEY CORPORATION
WARRANT NO. 002

2.           Exercise.

             2.1           Time of Exercise.  This Warrant may be exercised at the principal executive offices of the Company in California in whole or part at any time commencing on the Issuance Date and terminating at 5:00 p.m., Pacific Standard Time, on November 22, 2013 (“Termination Date”).

             2.2           Manner of Exercise.  This Warrant is exercisable at the Purchase Price for each Warrant Share issuable hereunder payable: (a) in cash or by check payable to the order of Company; (b) by cancellation of any then existing indebtedness owed by the Company to the Holder; (c) in the manner described in Section 2.3 hereof; or (d) in any combination of the foregoing.  Upon surrender of this Warrant with the annexed Subscription Form duly executed, together with payment of the Purchase Price for the Warrant Shares to be purchased, at the Company’s principal executive offices in California, the Holder shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased.  The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or part, during any period in which this Warrant may be exercised as set forth above.

            2.3           Cashless Exercise.  The Holder may elect to receive, without the payment by the Holder of any cash, that number of Warrant Shares equal to the value of this Warrant, or any portion hereof, by the surrender of this Warrant, or such portion, to the Company at the principal executive offices of the Company in California. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable Warrant Shares as is computed using the following formula:

X = Y(A-B)
        A

where X = the number of Warrant Shares to be issued to the Holder pursuant to this Section 2.3;

Y =           the number of Warrant Shares covered by this Warrant in respect of which the cashless exercise election is made;

A =           the “fair market value” of one share of Common Stock at the time the cashless exercise election is made; and

B =           the Purchase Price in effect under this Warrant at the time the cashless exercise election is made.

The term “fair market value” of one share of Common Stock on any date shall mean the average of the daily closing prices for a share of Common Stock on the ten consecutive trading days commencing 10 days before the date upon which the cashless exercise election is made.  The closing price for each day shall be: (i) the average of the last reported sales prices on the specified days (or if there is no reported sale on any such trading date, the average of the closing

TRI-VALLEY CORPORATION
WARRANT NO. 002

bid and asked prices on such trading date) if such Common Stock shall be listed or admitted to trading on any national securities exchange; (ii) the average of the last reported sales prices on the specified days (or if there is no reported sale on any such trading date, the average of the closing bid and asked prices on such trading date) if such Common Stock shall be listed or admitted to trading on the NYSE-Amex Alternext US Exchange; (iii) the closing price, if reported, or if the closing price is not reported, the average of the closing bid and asked prices, as reported by the Nasdaq National Market, the Nasdaq SmallCap Market or similar source or, if no such source exists, as furnished by two members of the National Association of Securities Dealers, Inc., selected by the Company for that purpose, on the specified date if such Common Stock is publicly traded but is not traded or admitted to trading on any national securities exchange; or (iv) the fair market value of such a share of such Common Stock on such dates as determined in good faith by the Company’s Board of Directors if such Common Stock is not publicly traded.  In the event that clause (iv) in the immediately preceding sentence is applicable, the Company’s Board of Directors shall promptly respond in writing to any inquiry by the Holder hereof as to the fair market value of one share of such Common Stock.

2.4           Delivery of Stock Certificates.  As soon as practicable, but not exceeding 15 business days after exercise of this Warrant, the Company, at its expense, shall cause to be issued in the name of the Holder and deliver to the Holder a certificate for the number of fully paid and nonassessable Warrant Shares so purchased.

2.5           Record Date of Transfer of Warrant Shares.  Irrespective of the date of issuance and delivery of certificates for any Warrant Shares or other securities issuable upon the exercise of this Warrant, each person in whose name any such certificate is to be issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares or other securities represented thereby immediately prior to the close of business on the date on which a duly executed Subscription Form containing notice of exercise of this Warrant and payment for the number of Warrant Shares as to i which this Warrant shall have been exercised shall have been delivered to the Company.

3.           Adjustments.  In the event that the outstanding shares of Common Stock are at any time increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation through reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares, or stock dividends payable with respect to such shares of Common Stock, appropriate adjustments in the number, kind, and price of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the position of the Holder upon exercise of this Warrant will be the same as it would have been had the Holder owned immediately prior to the occurrence of such event the number of shares of Common Stock subject to this Warrant.  Such adjustment shall be made successively whenever any event listed above shall occur, and the Company will notify the Holder of each such adjustment.  Any fraction of a share resulting from any adjustment shall be eliminated, and the price per share of the remaining Warrant Shares subject to this Warrant adjusted accordingly.

TRI-VALLEY CORPORATION
WARRANT NO. 002

4.           Transfer of Warrant and Warrant Shares.

4.1           Restrictions on Transfer.  The Holder, by the Holder’s acceptance hereof, represents, warrants, covenants, and agrees that: (a) the Holder is an “accredited investor” as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act; (b) the Holder has knowledge of the business and affairs of Company; (c) this Warrant and the Warrant Shares issuable upon the exercise of this Warrant are being acquired for investment and not with a view to the distribution hereof; and (c) absent an effective registration statement under the Securities Act of 1933, as amended (“1933 Act”), covering the disposition of this Warrant or the Warrant Shares issued or issuable upon exercise of this Warrant, this Warrant and/or the Warrant Shares issued or issuable upon exercise of this Warrant will not be sold, transferred, assigned, hypothecated, or otherwise disposed of without first providing the Company, if the Company so requests, with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such sale, transfer, assignment, hypothecation, or other disposal will be exempt from the registration and prospectus delivery requirements of the 1933 Act.  The Holder consents to the Company making a notation in its records or giving to any transfer agent of the Warrant or the Warrant Shares an order to implement such restriction on transferability.  Subject to the foregoing, this Warrant is transferable and may be assigned or hypothecated from and after the date hereof.  Upon surrender of this Warrant to the Company at its principal executive offices in California with the Subscription Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee(s) named in such instrument of assignment, and this Warrant shall promptly be canceled.

4.2           Payment of Warrant Exercise Taxes.  All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid, and nonassessable, and the Company shall pay all taxes and other governmental charges, if any, that may be imposed in respect of the issue or delivery thereof (other than taxes based upon income).  The Company shall not be required, however, to any applicable pay tax or other charge imposed in connection with any transfer of any Warrant Shares into any name other than that of the Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge, if any, has been paid, or it has been established to the Company’s satisfaction that no tax or other charge is due.

5.           Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall remain issuable upon the full exercise hereof.

6.           Notices to be Given.  Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter or as having any rights whatsoever as a shareholder of the Company.  If, however, at any time prior to the expiration of this Warrant and prior to its exercise, the Company intends to issue a cash dividend, then the Company shall give written notice of such issuance of such cash dividend to the Holder at least 15 days prior to the date fixed for issuance of such cash dividend.

TRI-VALLEY CORPORATION
WARRANT NO. 002

7.           Miscellaneous.

7.1           Governing Law; Venue.   This Warrant is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.  Each of the parties hereto (a) agrees that any action arising out of or relating to this Warrant shall be brought solely in the State of California, (b) submits to the jurisdiction of the United States District Court for the Central District of California and of the Kern County Superior Court, and (c) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum,

7.2           Titles and Subtitles.  The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

7.3           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any securities issued upon conversion of this Warrant).  Nothing in this Warrant, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Warrant, except as expressly provided in this Warrant.  The Holder may not sell, assign, pledge, dispose of, or otherwise transfer this Warrant without the prior written consent of the Company.

7.4           Notices.  Except as otherwise provided in this Warrant, all notices, requests, waivers, and other communications made pursuant to this Warrant shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other parties; (b) when sent by facsimile if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile other than between 8:00 a.m, and 5:00 p.m. recipient’s local time on a business day, (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other parties; or (d) the next business day after deposit with a national overnight delivery service, delivery fees prepaid, addressed to the other parties with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.  All notices, requests, waivers and other communications made pursuant to this Warrant shall be addressed as follows: (i) if to Company, addressed to Tri-Valley Corporation, Attn: President, 4550 California Avenue, Suite 600, Bakersfield, CA 93309, and (ii) if to Holder, addressed to the Holder of record at its address appearing on the books of the Company.  The Company, on the one hand, and the Holder, on the other hand, may change or supplement their addresses, or designate additional addresses, for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

TRI-VALLEY CORPORATION
WARRANT NO. 002

               7.5           Amendment and Waivers.  This Warrant may not be modified except in writing signed by Company and Holder.  No provision of this Warrant may be waived unless in writing signed by Company and Holder, No course of dealing or delay on the part of Company or Holder in exercising any right shall operate as waiver thereof or otherwise prejudice the rights of Company and/or Holder, and no consent or waiver shall extend beyond the particular case and purpose involved.

7.6           Expenses.  Each party shall pay its own costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Warrant.  If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

7.7           Severability.  If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.8           Construction.  For purposes of this Warrant, whenever the context requires, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

7.9           Entire Agreement Conflicts Between Documents.  This Warrant and that certain Executive Officer Resignation Agreement and Release (“Agreement and Release”) dated November 22, 2010, to which Company and Holder are each a party constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants, except as specifically set forth herein or therein.  In case of a conflict between this Warrant, on the one hand, and the Agreement and Release, on the other hand, the Agreement and Release will govern.

7.10           Acknowledgment.  Company and Holder, each on their own behalf, acknowledge that: (a) it has read this Warrant; (b) it has been represented in the preparation, negotiation and execution of this Warrant by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Warrant and is fully aware of the legal and binding effect of this Warrant.

TRI-VALLEY CORPORATION
WARRANT NO. 002

                7.11           Lost or Destroyed Warrant.  In case this Warrant shall be mutilated or alleged to have been lost or destroyed, a new Warrant will be issued in place thereof by the Company on presentation to the Company of reasonable evidence of such mutilation, loss, or destruction and upon such indemnity, if any, as the Company may reasonably require for its protection.

7.12           Transfer.  The Holder may not sell, assign, pledge, dispose of, or otherwise transfer this Warrant without the prior written consent of the Company.  Subject to the preceding sentence, this Warrant may be transferred only upon surrender of the original Warrant for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company.  Thereupon, a new warrant with identical terms will be issued to, and registered in the name, of, the transferee.

7.13           No Rights as an Equity Holder.  Prior to the conversion of this Warrant, the Holder shall not have or exercise any rights as an equity holder of the Company by virtue of its ownership of this Warrant unless specifically set forth herein.

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TRI-VALLEY CORPORATION
WARRANT NO. 002

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers and to be dated and delivered as of the Issuance Date.

COMPANY:

TRI-VALLEY CORPORATION

By: /s/ John E. Durbin
Name: John E. Durbin
Title: Chief Financial Officer

TRI-VALLEY CORPORATION
WARRANT NO. 002

EXHIBIT I

SUBSCRIPTION FORM
TO
EXERCISE WARRANT
FOR
COMMON SHARES OF TRI-VALLEY CORPORATION

To:           TRI-VALLEY CORPORATION:

The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by that Warrant for, and to purchase under that Warrant, an aggregate of _____ shares of the Common Stock of Tri-Valley Corporation, a Delaware corporation, and herewith makes payment of ($________) for those shares, and requests that the certificates for those shares:

Be issued in the name of
_____________________________________________
Be delivered to
_____________________________________________
Whose address is
_____________________________________________

Dated:	_________________
__________________________________________
[Signature of Holder]

TRI-VALLEY CORPORATION
WARRANT NO. 002